                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant / /
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          Tandem Computers Incorporated
                (Name of Registrant as Specified in Its Charter)

                          Tandem Computers Incorporated
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
   (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[LOGO]

                                                               December 16, 1994

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Tuesday, January 24, 1995, at 10:00 A.M., at the offices of the Company at 10435 N. Tantau Avenue, Cupertino, California.

     The Notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign, and return, at an early date, the enclosed proxy in the prepaid envelope, to assure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU DATE, SIGN, AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Company's Annual Report to Stockholders is also enclosed.

     The Board of Directors and Management look forward to seeing you at the Annual Meeting.

Sincerely yours,


THOMAS J. PERKINS                         JAMES G. TREYBIG
Chairman of the Board                     President and Chief Executive Officer

                         TANDEM COMPUTERS INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 24, 1995

     The Annual Meeting of Stockholders of Tandem Computers Incorporated (the "Company") will be held at the offices of the Company at 10435 N. Tantau Avenue, Cupertino, California, on January 24, 1995, at 10:00 A.M., for the following purposes:

       1. To elect four Class III Directors to hold office until 1998.

       2. To consider and vote upon a proposal to amend the Tandem Computers Incorporated 1989 Stock Plan to increase the number of shares of Common Stock available for issuance under the 1989 Plan.

       3. To consider and vote upon a proposal to conform the Tandem Computers Incorporated 1989 Stock Plan to the deductibility requirements of
          Section 162(m) of the Internal Revenue Code.

       4. To consider and vote upon a proposal to approve the Tandem Computers Incorporated Senior Executive Incentive Plan.

       5. To ratify the appointment of Ernst & Young as the Company's independent auditors.

       6. To transact such other business as may properly come before the Meeting and any adjournment of the Meeting.

     The Board of Directors has fixed the close of business on November 30, 1994, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournment of the Meeting. A complete list of stockholders entitled to vote will be available at the Secretary's office, 10435 N. Tantau Avenue, Cupertino, California, for 10 days before the Meeting.

     IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY.

                                                 JOSEPHINE T. PARRY
                                                 Secretary

December 16, 1994

                         TANDEM COMPUTERS INCORPORATED
                                _______________

                                PROXY STATEMENT
                                _______________

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tandem Computers Incorporated, a Delaware corporation (the "Company"), with principal executive offices at 19333 Vallco Parkway, Cupertino, California 95014, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held on January 24, 1995, and any adjournment of the Annual Meeting. The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by submitting a later-dated proxy or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the four nominees for director listed in this Proxy Statement, FOR approval of the proposal to amend the Tandem Computers Incorporated 1989 Stock Plan to increase the number of shares available under the 1989 Plan, FOR approval of the proposal to amend the Tandem Computers Incorporated 1989 Stock Plan to conform the 1989 Plan to the deductibility requirements of Section 162(m) of the Internal Revenue Code, FOR approval of the Tandem Computers Incorporated Senior Executive Incentive Plan, and FOR ratification of the appointment of Ernst & Young as the Company's independent auditors.

     Stockholders of record at the close of business on November 30, 1994, are entitled to notice of and to vote at the Annual Meeting. On November 30, 1994, the Company had 114,628,061 shares of Common Stock outstanding. Each holder of Common Stock is entitled to one vote for each share held as of the record date, except that in voting for directors, each stockholder is entitled to cumulate votes for the election of directors whose names have been placed in nomination; that is, a stockholder may cast as many votes as there are directors to be elected multiplied by the number of shares which the stockholder holds. All such votes may be cast for one candidate or distributed among the nominees for director as the stockholder sees fit. The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees for election to the Board of Directors as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those nominees for whom authority to vote has not been withheld. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for the purposes of determining whether a proposal has been approved.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers, and other employees of the Company by personal interview, telephone, or telegraph. No additional compensation will be paid to such persons for such solicitation. The Company has also engaged Morrow & Co., Inc., to assist in the solicitation of proxies and will pay this firm a fee of approximately $5,000 plus expenses. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock.

     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about December 16, 1994.

                                   IMPORTANT

PLEASE MARK, DATE, AND SIGN THE ENCLOSED PROXY, AND RETURN IT AT AN EARLY DATE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                             ELECTION OF DIRECTORS

     The Company has three classes of directors serving staggered three-year terms. Four Class III directors are to be elected at the Annual Meeting for three-year terms expiring on the date of the Annual Meeting in 1998 or until such director shall resign or until his or her successor shall have been duly elected or appointed.

     Unless authority to vote for directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of Mrs. Vera Stephanie Shirley and Messrs. Robert G. Stone, Jr., James G. Treybig and Walter B. Wriston as Class III directors, each of whom is currently a member of the Board of Directors of the Company. In the event any of such nominees becomes unable or unwilling to serve, the shares represented by the enclosed proxy (unless otherwise indicated on such proxy) will be voted for the election of the balance of those named and such other person as the Board of Directors may select, or the Board of Directors may reduce the authorized number of Directors in accordance with the Company's By-Laws. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.

     Set forth below are the names and ages of the nominees and directors, the class to which each has been elected or nominated for election, their principal occupations at present and for the past five years, certain directorships held by each, and the year in which each became a director of the Company. Information with respect to the Company includes the Company's predecessor California corporation.

                NAME AND PRINCIPAL OCCUPATION AT PRESENT AND                   DIRECTOR
                   FOR THE PAST FIVE YEARS; DIRECTORSHIPS                       SINCE       AGE
                --------------------------------------------                   --------     ---
CLASS I
Morton Collins(1)(2).........................................................    1975       58
  General Partner of DSV Partners III, DSV Management, Ltd., and DSV Partners
     IV, Princeton, New Jersey, private investment partnerships since 1981,
     1982, and 1985, respectively; General Partner, DSV Associates, private investment partnership, from 1974 to 1986; Director of Kopin
     Corporation, The Liposome Company, and ThermoTrex Corporation.

Robert C. Marshall...........................................................    1980       63
  Senior Vice President and Chief Operating Officer of the Company since
     1980.

Sir Campbell Fraser..........................................................    1993       71
  Chairman, Arlen PLC., since 1992; Chairman, Dunlop Holdings plc, from 1978 to 1984; Chairman, Scottish Television, from 1975 to 1991; President of the Confederation of British Industry, from 1982 to 1984; Trustee of The
     Economist since 1978; Member of the advisory board of Wells Fargo Bank since 1985; Director of Bridgewater Paper Ltd., Barkers (Scotland) Ltd.,
     and Proudfoot PLC.

CLASS II
Jack F. Bennett(1)...........................................................    1988       70
  Senior Vice President and Director of Exxon Corporation from 1975 to
     January 1989; Under-Secretary of the Treasury for Monetary Affairs from
     1974 to 1975; Director of Dean Witter Reynolds, Inc. Mutual Funds,
     Massachusetts Mutual Life Insurance Co., and Philips Electronics N.V.

                NAME AND PRINCIPAL OCCUPATION AT PRESENT AND                   DIRECTOR
                   FOR THE PAST FIVE YEARS; DIRECTORSHIPS                       SINCE       AGE
                --------------------------------------------                   --------     ---
Franklin P. Johnson, Jr.(1)(3)...............................................    1975       66
  General Partner of Asset Management Partners, a Palo Alto, California,
     private investment partnership, since 1982; Owner of Asset Management
     Company, a Palo Alto, California, investment management proprietorship, since 1967; Member of the Advisory Board of the Center for Economic
     Policy Research, Stanford University; Director of AMGen, BioSurface
     Technologies, Boole & Babbage, Idec Pharmaceuticals Corporation,
     Teradyne, Inc., and Trinzic Corporation.

Thomas J. Perkins(2)(3)......................................................    1974       62
  Chairman of the Board of the Company since 1974; General Partner of Kleiner
     & Perkins, Kleiner Perkins Caufield & Byers, Kleiner Perkins Caufield &
     Byers II, Kleiner Perkins Caufield & Byers III, and Kleiner Perkins
     Caufield & Byers IV, San Francisco, California, private investment partnerships, since 1972, 1978, 1980, 1982, and 1986, respectively;
     Chairman of the Board of Acuson Corporation; Director of Genentech, Inc.

Thomas I. Unterberg(1)(4)....................................................    1985       63
  Managing Director of Unterberg Harris, an investment banking firm, and its predecessor, Unterberg Harris DeSantis, since 1989; Chairman of C.E.
     Unterberg Inc., since 1989; Managing Director of Shearson Lehman Hutton
     Inc., an investment banking and securities brokerage firm, from 1987 to
     1988; Chairman from January 1986 to December 1986 and Chief Executive
     Officer from March 1986 to December 1986 of L.F. Rothschild, Unterberg,
     Towbin Holdings, Inc., and Chairman and Senior Managing Director of its
     predecessor partnership, an investment banking and securities brokerage firm, from 1983 to 1985; Managing Partner of such firm from 1981 to
     1982; General Partner of such firm from 1977 to 1980; Director of AES
     China Generating Co. Ltd., Electronics for Imaging, Fractal Design
     Corporation, Systems & Computer Technology Corporation, and The AES
     Corporation.

CLASS III
Vera Stephanie Shirley(2)....................................................    1992       61
  Life President of F.I. Group, PLC., a computer services, training and recruitment company, since 1962; Master of the Worshipful Company of
     Information Technologist, 1992 through 1993; Director of AEA Technology
     (formerly United Kingdom Atomic Energy Authority).

Robert G. Stone, Jr.(3)......................................................    1978       71
  Chairman of the Board of Kirby Corporation, a diversified corporation engaged, through its subsidiaries, in inland and offshore transportation and diesel repairs, since 1983; Director of BHP Petroleum Company, The
     Chubb Corporation, Core Industries, Inc., Corning Incorporated, First
     Boston Investment Funds, Inc., The Japan Fund, Inc., The Pittston
     Company, Russell Reynolds Associates, Inc., Scudder Gold Fund, Inc.,
     Scudder International Fund, Inc., Scudder New Asia Fund, Inc., and
     various other Scudder funds, and Tejas Gas Corporation.

James G. Treybig(2)..........................................................    1974       54
  President and Chief Executive Officer of the Company since 1974; Member of the Listed Company Advisory Committee to the NYSE Board of Directors;
     Director of Silicon Graphics, Inc.

                NAME AND PRINCIPAL OCCUPATION AT PRESENT AND                   DIRECTOR
                   FOR THE PAST FIVE YEARS; DIRECTORSHIPS                       SINCE       AGE
                --------------------------------------------                   --------     ---
Walter B. Wriston(3).........................................................    1986       75
  Chairman and Chief Executive Officer of Citicorp and Citibank, N.A., from
     1970 to 1984; President and Chief Executive Officer of Citicorp from
     1968 to 1970; President and Chief Executive Officer of Citibank, N.A.,
     from 1967 to 1970; Director of AEA Investors, Inc., Bio-Research
     Laboratories, Ltd., Cygnus Therapeutic Systems, Fremont Group, Inc.,
     ICOS Corporation, Sequoia Ventures, Inc., United Meridian Corporation,
     York International Corporation, and WMNB Acquisition Corp.

- ---------------
(1) Member of Audit Committee.

(2) Member of Compensation/Option Committee. Mr. Treybig resigned from the Committee effective November 12, 1994.

(3) Member of Nominating Committee.

(4) Unterberg Harris performed services for the Company during fiscal 1994. In addition, Unterberg Harris advises the Company from time to time with respect to investment banking matters.

                                STOCK OWNERSHIP

     The following table sets forth information as of September 30, 1994, as to shares of Common Stock beneficially owned by each director and nominee for director named under "Election of Directors", each executive officer named in the table under "Compensation of Executive Officers and Directors", each stockholder known to the Company to own more than 5% of the Company's outstanding stock and the directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individuals.

                                                                       BENEFICIAL OWNERSHIP
                                                                          OF COMMON STOCK
                                                                       ---------------------
                                                                        NUMBER OF   PERCENT
                                                                        SHARES(1)   OF CLASS
                                                                       -----------  --------
FMR Corp., 82 Devonshire Street, Boston, MA..........................   12,671,348    10.97
The Capital Group, Inc., 333 South Hope Street, Los Angeles, CA(2)...    9,403,940     8.14
Thomas J. Perkins(3).................................................    2,202,208     1.90
James G. Treybig(4)..................................................      885,481      .77
Franklin P. Johnson, Jr.(5)..........................................      426,272      .37
Robert C. Marshall...................................................      292,580      .25
David J. Rynne.......................................................      138,860      .12
Robert G. Stone, Jr.(6)..............................................       94,122         (7)
Thomas I. Unterberg(8)...............................................       56,472         (7)
Roel Pieper..........................................................       53,949         (7)
Morton Collins(9)....................................................       46,880         (7)
Walter B. Wriston....................................................       46,272         (7)
Kurt L. Friedrich....................................................       38,788         (7)
Jack F. Bennett......................................................       19,772         (7)
Vera Stephanie Shirley...............................................       14,866         (7)
Sir Campbell Fraser..................................................       11,361         (7)
All executive officers and directors as a group (21 persons including
  the 11 directors named above)......................................    4,927,002     4.22

- ---------------
(1) Includes shares which may be acquired within 60 days pursuant to the exercise of options as follows: Mr. Perkins, 26,272 shares; Mr. Treybig, 174,045 shares; Mr. Johnson, 26,272 shares; Mr. Marshall, 107,116 shares; Mr. Rynne, 109,827 shares; Mr. Stone, 26,272 shares; Mr. Unterberg, 26,272 shares; Mr. Pieper, 53,949 shares; Mr. Collins, 26,272 shares; Mr. Wriston, 44,272 shares; Mr. Friedrich, 38,788 shares; Mr. Bennett, 13,272 shares; Mrs. Vera Stephanie Shirley, 9,866 shares; Sir Campbell Fraser, 9,861 shares; and all executive officers and directors as a group, 1,161,598 shares.

(2) The Capital Group shares dispositive power with its wholly owned subsidiary Capital Research and Management Company.

(3) Includes 77,000 shares held by Thomas J. Perkins, Inc., in a corporate retirement plan for the benefit of Mr. Perkins.

(4) Includes 3,600 shares held by three of Mr. Treybig's children, and as to which Mr. Treybig disclaims any beneficial interest, and 263 shares owned by Mr. Treybig's wife.

(5) Includes 400,000 shares held by Asset Management Partners, a partnership of which Mr. Johnson is general partner.

(6) Includes 9,600 shares held by a trust for the benefit of Mr. Stone's wife, 2,000 shares held directly by Mr. Stone's wife, and 3,600 shares held by a SEP IRA for the benefit of Mr. Stone.

(7) Less than one-tenth of one percent.

(8) Includes 200 shares owned by Mr. Unterberg's wife, and as to which Mr. Unterberg disclaims any beneficial interest.

(9) Includes 2,800 shares held by a trust for the benefit of Mr. Collins' children and as to which Mr. Collins disclaims any beneficial interest.

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's directors and executive officers to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on the basis of information obtained from each director and officer. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and executive officers during the last fiscal year were filed on time except that Sir Campbell Fraser did not report the grant of a stock option he received in April 1994 until September 1994. The delay in the filing was inadvertent.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and equity compensation paid or accrued during the three fiscal years ended September 30, 1994, by the Company and its subsidiaries to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined at the end of the fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                                                     ------------
                                                                                        AWARDS
                                                ANNUAL COMPENSATION                  ------------
                                 --------------------------------------------------   SECURITIES
           NAME AND              FISCAL                              OTHER ANNUAL     UNDERLYING      ALL OTHER
      PRINCIPAL POSITION          YEAR       SALARY       BONUS     COMPENSATION(1)    OPTIONS     COMPENSATION(2)
      ------------------        ------     --------     --------   ---------------  ------------  ---------------
James G. Treybig...............   1994      $622,902     $310,155        -0-             -0-         $   3,750
  President and Chief             1993       661,810      136,785        -0-           130,001           9,197
  Executive Officer               1992       472,755      114,000        -0-            15,000           1,863

Roel Pieper....................   1994      $330,012     $139,486        -0-           246,000(3)    $ 129,289
  Sr. Vice President and          1993(4)     22,635      100,000(5)     --            160,000          29,840
  President and Chief Executive   1992         --           --           --              --              --
  Officer UB Networks, Inc.

Robert C. Marshall.............   1994      $299,268     $151,164      $28,172           -0-         $   3,750
  Sr. Vice President and          1993       317,643       51,679        -0-            70,000           4,665
  Chief Operating Officer         1992       317,472       55,179        -0-            11,000           3,833

Kurt L. Friedrich..............   1994      $310,918     $125,984        -0-             -0-         $   5,418
  Sr. Vice President              1993(6)    63,668       200,000(5)     --             90,000          69,294
  and General Manager,            1992         --           --           --              --              --
  Systems Development Group

David J. Rynne.................   1994      $290,892     $118,780      $ 4,990           -0-         $   5,727
  Sr. Vice President              1993       308,959       46,308        -0-            76,000           9,296
  and Chief Financial Officer     1992       289,601       57,840        -0-            12,000           4,324

- ---------------
(1) "Other Annual Compensation" for fiscal 1994 includes a payment for vacation accrued prior to fiscal 1994 to Messrs. Marshall and Rynne in the amounts of $28,172 and $4,990, respectively.

(2) "All Other Compensation" includes for fiscal 1994 the following: (i) contributions by the Company of $3,750, $3,750, $5,418 and $4,475, respectively, to the 401(k) Plan on behalf of Messrs. Treybig, Marshall, Friedrich and Rynne to match 1994 pre-tax elective deferral contributions (included under Salary) made by each such officer to the 401(k) Plan; (ii) $1,251 of accrued interest on the account balance (which includes compensation listed under Salary and/or Bonus for fiscal 1994, and contributions and earnings from previous years), deferred by Mr. Rynne under the Executive Plan; and (iii) payments to Mr. Pieper of $94,984 relating to his relocation to Santa Clara, California and $34,305 of interest forgiven on indebtedness to the Company. For fiscal 1993, "All Other Compensation" includes the following: (i) contributions by the Company of $5,659, $1,969 and $5,656, respectively, to the 401(k) Plan on behalf of Messrs. Treybig, Marshall and Rynne to match 1993 pre-tax elective deferral contributions (included under Salary) made by each such officer to the 401(k) Plan; (ii) $843 of accrued interest on the account balance (which includes deferred compensation listed under Salary and/or Bonus for fiscal 1993, and contributions and earnings from previous years), of Mr. Rynne under the Executive Plan; (iii) contributions by the Company of 294, 221 and 226 shares, respectively, with a market value at the respective dates of contribution of $3,538, $2,697 and $2,797, respectively, to the Tandem Computers Incorporated Employee Stock Ownership Plan ("ESOP") on behalf of Messrs. Treybig, Marshall and Rynne and (iv) payments to Messrs. Pieper and Friedrich of $29,840 and $69,294, respectively, for expenses incurred in relocating to Santa Clara, California. "All Other Compensation" for fiscal 1994 and fiscal 1993 includes only amounts earned for the fiscal year ended September 30, 1994 and September 30, 1993, respectively.

(3) Represents options to purchase UB Networks stock granted under the UB Networks 1994 Stock Plan in consideration for which Mr. Pieper surrendered 106,051 of the 160,000 Tandem options he received in fiscal 1993. Reflects the 1.5 for 1 reverse stock split of the UB Networks common stock as approved by the Board of Directors of UB Networks on November 29, 1994.

(4) Mr. Pieper joined the Company on September 7, 1993.

(5) Includes for fiscal 1993 hire-on bonuses paid to Messrs. Pieper and Friedrich in the amounts of $100,000 and $200,000, respectively.

(6) Mr. Friedrich joined the Company on July 19, 1993.

    Option Grants in Fiscal 1994. The following table provides details regarding stock options granted to the named executive officers in fiscal 1994.

                          OPTION GRANTS IN FISCAL 1994

INDIVIDUAL GRANTS                                                                            POTENTIAL REALIZABLE
                                                   PERCENT                                      VALUE AT ASSUMED
                                      NUMBER       OF TOTAL                                  ANNUAL RATES OF STOCK
                                        OF         OPTIONS                                     PRICE APPRECIATION
                                    SECURITIES    GRANTED TO    EXERCISE                        FOR OPTION TERM
                                     OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION    ----------------------------
       NAME                          GRANTED     FISCAL YEAR    ($/SHARE)      DATE        0%       5%         10%
       ----                         ----------   ------------   ---------   ----------    ----   --------   ----------
James G. Treybig...................     -0-            --           --          --         --       --         --
Roel Pieper(1).....................   246,000         12.2       $ 10.50      3/24/99     $0.0   $713,400   $1,576,860
Robert C. Marshall.................     -0-            --           --          --         --        --        --
Kurt L. Friedrich..................     -0-            --           --          --         --        --        --
David J. Rynne.....................     -0-            --           --          --         --        --        --

- ---------------
(1) The options listed for Mr. Pieper were granted under the UB Networks 1994 Stock Plan. See footnote (3) of the Summary Compensation Table. Generally, the options vest on a daily basis and will be fully vested in four years. The options may vest earlier depending upon the performance of UB Networks and certain other events.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table shows stock options exercised by the named executive officers during fiscal 1994, including the aggregate net value realized upon exercise of an option. In addition, this table includes the number of shares covered by unexercised stock options (both exercisable and unexercisable) as of fiscal year-end, and the value of unexercised in-the-money options (both exercisable and unexercisable) based on the year-end price of the Company's Common Stock.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1994
                                      AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                           VALUE OF UNEXERCISED
                                  SHARES                   NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                                 ACQUIRED                    OPTIONS AT 9/30/94                AT 9/30/94(2)
                                   UPON      VALUE     ------------------------------   ---------------------------
                                 EXERCISE   REALIZED   EXERCISABLE(1)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                 --------   --------   --------------   -------------   -----------   -------------
James G. Treybig...............      0         $0          167,188          72,813       $ 459,972      $ 419,391
Roel Pieper  (Tandem)..........      0          0           53,949               0         370,899              0
             (UB)(3)...........                                  0         246,000               0              0
Robert C. Marshall.............      0          0          103,314          38,687         280,651        216,085
Kurt L. Friedrich..............      0          0           35,048          54,952         222,175        346,574
David J. Rynne.................      0          0          105,962          43,639         329,077        253,281

- ---------------
(1) The amounts in this column represent the number of vested unexercised options at September 30, 1994.

(2) The amounts in this column represent the difference between the exercise price and the closing market price of $16.50 on September 30, 1994, for the Common Stock. The actual value of unexercised options fluctuates with market activity.

(3) The values stated represent the difference between the exercise price and the fair market value of $10.50 of the UB Networks common stock as determined by the UB Networks Board of Directors on November 29, 1994.

    Compensation Committee Interlocks and Insider Participation. James G. Treybig, President, Chief Executive Officer, and director of the Company served as a member of the Compensation/Option Committee of the Board of Directors until his resignation from the Committee effective November 12, 1994.

REPORT OF THE COMPENSATION/OPTION COMMITTEE ON EXECUTIVE COMPENSATION.

    The Compensation/Option Committee reviews and approves the Company's executive compensation policies and sets the compensation of the Company's senior management, subject to ratification by the full Board with respect to the Chief Executive Officer. In addition, the Committee supervises and manages the Company's stock option programs as they apply to all employees, subject to ratification by the full Board with respect to grants to executive officers.

  EXECUTIVE COMPENSATION:

    Philosophy. The Company's executive compensation philosophy is to establish total compensation plans that will attract, motivate, and retain executive officers who are capable of developing and executing the Company's short- and long-term business plans. The principal components of executive compensation are base salary, annual incentives, and stock options. The Company believes that an effective compensation plan should place a significant portion of an executive's total targeted income at risk; therefore, a substantial portion of any executive's total compensation opportunity is defined under the incentive and stock option programs.

    The total compensation plans for all executives are reviewed annually. Targets for each component (base salary, incentive and stock options) are adjusted as appropriate based on market data and on both objective and subjective evaluations of each executive's contribution and value to the Company.

    In 1993, the Internal Revenue Code of 1986, as amended (the "Code"), was amended to add Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. Certain performance based compensation that has been approved by stockholders is not subject to the deduction limit. The Company intends to qualify certain compensation paid to executive officers for deductibility under the Code, including new Section 162(m). The Company is submitting for a vote of the stockholders at the Annual Meeting the Senior Executive Incentive Plan and amendments to the Company's 1989 Stock Plan to maximize the tax deductibility of awards under such plans. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

     Compensation Programs and Practices. The total compensation levels are assessed through participation in independent published surveys focusing on competitive executive pay practices, primarily in the computer industry. The surveys provide salary, incentive, and option grant data for executive positions on both an industry-wide and selected peer group basis. The published surveys used for 1994 were: The TriComp Survey of Executive Compensation; The SC/CHiPS Executive and Senior Management Total Compensation Survey; and The Radford Associates Management Total Compensation Report. The peer group consists of companies commonly recognized as those which compete with the Company in the market place or for talent and which offer jobs similar to the Company in complexity, scope of responsibility and financial metrics.

     Market comparisons are one measure of the Company's executive compensation levels. Executive pay is also evaluated on subjective assessments of each executive's contribution and value to the Company as well as internal pay equity comparisons.

     Targeted Cash Compensation, Base Salary and Annual Incentives. The Company's base pay and annual incentive targets are set at levels to provide total cash compensation that is at the average of similarly performing companies' targeted total cash compensation. If the Company exceeds its annual business plans and performs better than the representative company peer group, the annual incentive targets are designed to provide total cash compensation that is greater than the targeted cash compensation of the select peer group. Conversely, if the Company falls short of its business plans and performance is less than the competitive company peer group, the annual incentive targets are designed to provide total cash compensation that is less than the targeted cash compensation of the select peer group.

     Annual incentives are tied to specific and quantifiable measures. In 1994, targets were established for executive officers based on corporate earnings per share and performance against corporate or division quality measures. The typical weighting of these factors was 80% on corporate earnings per share and 20% on quality measurements.

     End-of-year annual incentive payments were made in recognition of achieving earnings per share targets and of significant quality improvements.

     In 1995, the Company's executive incentive plans will be focused primarily on operating profit and secondarily on quality targets. As in 1994, targets have been established at both the corporate and division levels. The typical weighting of these factors for 1995 is 80% on operating profit and 20% on quality measurements.

     The Company provided some cash compensation increases for fiscal year 1995. This action follows base salary reductions effective in August 1993 as part of the realignment of the Company's overall cost structure. The budgeted 1995 target total cash compensation increase percentages for executives is equivalent to the increases to total cash compensation for all other employees.

     Stock Options. The Company believes that employee stock ownership aligns employee and stockholder interests by focusing employees on the creation of stockholder value in the short and long term. From the

Company's inception, stock options have been granted as a tool for both motivating and retaining outstanding contributors at all levels of the Company. In determining the total number of options it grants each year, the Company evaluates both competitive grant levels and the impact of its option grants on the Company's weighted shares outstanding. The Company considers both published survey data and objective and subjective contribution assessments in determining the number of options granted to its officers.

     Executive option grants have typically been made in the winter/spring time frame. However, no Tandem options were granted to executive officers during fiscal 1994.

     In September 1993, the Committee approved the acceleration of the fiscal 1994 stock option programs into 1993 under a special program that addressed the Company's concern about retaining its critical employees through its restructuring efforts as well as stockholders' concerns about dilution. Options granted under this program vest in full on the fourth anniversary of the grant date. Vesting may be accelerated if certain stock price targets are achieved and maintained. In September 1994, partial vesting did accelerate when one of the stock price targets was achieved and maintained after the first anniversary of the grant date.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER:

     The Committee conducts an annual review of the total compensation plan for Mr. Treybig. The executive philosophy as described above applies equally to Mr. Treybig's compensation plan.

     Annual incentive payments to Mr. Treybig for 1994 were based on achievement of the Company's performance against its earnings per share and corporate quality targets. The plan provided a payout reflecting achievement of 100% of the earnings per share measure and the corporate quality target. As a result, Mr. Treybig's total 1994 incentive payment was 100% of his incentive target. Mr. Treybig's total 1993 incentive payment was 42% of his incentive target for 1993. The improvement in Mr. Treybig's incentive payments from fiscal 1993 to 1994 is directly attributable to the Company's fiscal 1994 performance.

     During fiscal 1994, Mr. Treybig's base pay and incentive target did not change. His base pay had been reduced along with all other employees' salaries in August 1993.

     The overall increase to Mr. Treybig's targeted total cash compensation fiscal 1995 over 1994 is 7%. For fiscal 1995, the Committee approved maintaining Mr. Treybig's base salary at its current level and increasing his targeted annual incentive percentage to 60% of base pay. This action aligns the Company's pay practices with those in the Company's market peer group which places an increasingly higher percentage of executive pay at risk.

                         COMPENSATION/OPTION COMMITTEE:

                           Thomas J. Perkins (Chair)
                                 Morton Collins
                             Vera Stephanie Shirley

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

             AMONG TANDEM COMPUTERS INCORPORATED, THE S&P 500 INDEX
                       AND THE S&P COMPUTER SYSTEMS INDEX


Tandem Computers Incorporated         100       47       57       52       53       72
S & P 500                             100       91      119      132      149      155
S & P Computer Systems                100       89       98       82       54       80
                                     9/89     9/90     9/91     9/92     9/93     9/94


* $100 INVESTED ON 09/30/89 IN STOCK OR INDEX--
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBER 30.

     Compensation of Directors. For the 1994 fiscal year, directors who were not officers of the Company were paid an annual retainer at a rate of $32,500, plus expenses, payable quarterly. For the same period, the Chairman of the Board was paid an additional annual retainer of $9,500. In August 1993, the annual retainer paid to non-employee directors, including the additional retainer paid the Chairman, was reduced 5% and remains at the reduced level. A review of director compensation was completed in 1994 and presented to the Compensation/Option Committee on July 25, 1994 indicating that the current compensation levels and practices were adequate and consistent with those used for directors in a peer group of companies.

     Directors are eligible to participate in the Company's Charitable Contribution Program ("Program"). The Program is designed to acknowledge the service of Company directors and to benefit and recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. In addition, it enhances the Company's ability to attract and retain directors of the highest caliber and experience. Pursuant to this program, the Company has purchased life insurance policies on the directors with the Company named as the beneficiary. Not later than five years after the death of any director, the Company will donate $1,000,000 to one or more charitable organizations in the name of the deceased director. Directors may make recommendations as to the recipient organizations. Because all charitable deductions accrue solely to the Company, the individual directors derive no financial benefit from the Program.

     In addition, under the Stock Option Plan for Non-Employee Directors of Tandem Computers Incorporated (the "Directors' Plan"), each director who is not also an employee of the Company or a subsidiary is automatically granted on the date of the Annual Meeting an option to purchase 3,000 shares of the Company's Common Stock, at an exercise price equal to the fair market value on such date. The options vest daily over a four-year period. Vested options become exercisable six months after grant. If a director ceases to be a director within six months of the option grant date, the option is forfeited. A director who ceases to be a director for any reason after six months from the grant date may exercise the vested portion within 12 months following such termination to the extent not previously exercised. All options granted under the Directors' Plan expire ten years following the date of grant.

                 CERTAIN TRANSACTIONS AND EMPLOYMENT AGREEMENTS

     During the 1994 fiscal year, the Company guaranteed bank loans under a $5,000,000 bank line of credit to Lawrence A. Laurich (Vice President, Systems Development), Anthony H. Lewis, Jr. (Vice President and Corporate Controller), Robert C. Marshall (Senior Vice President and Chief Operating Officer), Gerald
L. Peterson (Senior Vice President and General Manager, Sales and Support Group) and Gerd Stoecker (Vice President and Treasurer) in the aggregate principal amounts of $514,452, $58,660, $1,461,576, $1,597,504, and $373,025,
respectively, plus interest, which were the largest aggregate principal amounts outstanding under such guarantees in fiscal 1994, of which an aggregate of $3,824,455 was outstanding on September 30, 1994. The Company has not had to perform under the guarantees. On December 9, 1994, Mr. Peterson paid $200,000 toward the reduction of principal on his loans under the bank loan guarantee.

     On August 28, 1993, the Company loaned Gerald L. Peterson $40,000, bearing interest at 7.0%. The principal of and interest on the loan was due February 28, 1994, and was paid in full on November 5, 1993. On February 28, 1994, the Company loaned Mr. Peterson $48,319, bearing interest at 7.0%. This loan was renewed on August 28, 1994, and now bears interest at 8.75%. On August 26, 1994, the Company loaned Mr. Peterson $15,000, bearing interest at 8.75%. During fiscal 1994, the largest aggregate principal amount outstanding under these loans and the bank loan guarantee described above was $1,660,823, of which $1,660,823 was outstanding on September 30, 1994. On December 9, 1994, Mr. Peterson paid in full all loans received directly from the Company.

     On August 27, 1993, the Company loaned Robert C. Marshall $75,000, bearing interest at 7.0%. This loan was renewed on January 29, 1994, for a six month period, bearing interest at 7.0% and on August 29, 1994, for an additional six months, bearing interest at 8.25%. The principal of and interest on the loan is due January 29, 1995. During fiscal 1994, the largest aggregate principal amount outstanding under this loan and the bank loan guarantee described above was $1,536,576, of which $1,361,196 was outstanding at September 30, 1994.

     On October 12, 1993, the Company loaned Mr. Roel Pieper, Senior Vice President and Chief Executive Officer UB Networks, Inc., $350,000 and $150,000 at an initial interest rate of 8.25% and 7.0%, respectively. Interest payments on each loan begin two (2) years from the date of the loan. Interest accrued during the initial two (2) years of the loans has been forgiven by the Company and will be included in Mr. Pieper's earnings for tax purposes. These loans are due on October 16, 1997. On June 14, 1994, the Company loaned Mr. Pieper $150,000, at an initial rate of 8.25%. This loan is due on June 16, 1998. The interest rates on all three loans will be adjusted annually. During fiscal 1994, the largest aggregate principal amount outstanding under these loans was $640,100 of which $631,195 was outstanding at September 30, 1994.

     Messrs. Friedrich and Pieper have severance contracts with the Company. Under the terms of the contracts, each is entitled to one year's base salary in the event of termination within the first two (2) years of employment with the Company for any reason other than (i) voluntary resignation, (ii) disability or death or (iii) cause.

                           APPROVAL OF AMENDMENTS TO
                         THE COMPANY'S 1989 STOCK PLAN

     In November 1994, the Board of Directors amended the Tandem Computers Incorporated 1989 Stock Plan (the "1989 Plan") subject to approval by the stockholders to: (i) increase the number of shares available for grant under the 1989 Plan by 9,000,000; and (ii) include technical changes to conform the 1989 Plan to the deductibility requirements of Section 162(m) of the Code as described below.

     The Board of Directors believes that stock options and stock issuances are invaluable tools for the recruitment, retention and motivation of qualified employees, including officers, and other persons who can contribute materially to the Company's success. The Company has used stock options for such purposes since its inception under various plans. As of September 30, 1994, only 1,870,125 of the 15,000,000 shares available for issuance under the 1989 Plan remained available for issuance pursuant to new option grants. The Board of Directors believes that it is important to have additional shares available to provide adequate flexibility to meet future needs. The Board of Directors therefore amended the 1989 Plan on November 15, 1994, to increase the number of shares available under the 1989 Plan by 9,000,000 or from 15,000,000 to 24,000,000 to be effective immediately, subject to the approval of the Company's stockholders.

     An explanation of the 1989 Plan and a summary of its significant provisions are set forth below. Provisions applicable only to optionees in certain European countries are not discussed. A copy of the full plan may be reviewed by stockholders by contacting Patricia E. Hart at the offices of the Company at 10435 N. Tantau Avenue, Cupertino, California 95014, during normal business hours. The following summary is qualified in its entirety by reference to the plan document itself.

ADMINISTRATION

     The Compensation/Option Committee, a committee consisting of two or more disinterested members of the Board of Directors of the Company, administers the 1989 Plan. The Compensation/Option Committee has the authority to (i) select persons to be granted options, or granted or sold stock; (ii) determine the number of shares for each such option, stock grant, or sale; (iii) fix the terms and conditions of options, stock grants, and stock sales; (iv) designate options as incentive stock options ("ISOs"), for the purpose of qualifying under Section 422 of the Code, or as nonstatutory stock options ("NSOs"); and (v) interpret the 1989 Plan and any option or stock agreement entered into pursuant to the 1989 Plan.

AGGREGATE SHARES SUBJECT TO THE 1989 PLAN

     The aggregate number of shares which may be issued under the 1989 Plan, whether pursuant to the exercise of options or otherwise, may not exceed 24,000,000. All shares issued under the 1989 Plan will be authorized but unissued or reacquired shares of Common Stock of the Company. The number of shares available, and the number of shares and the per share exercise price of outstanding options, are subject to adjustment upon a recapitalization, stock split, or similar event. Shares for which options were granted that have ceased to be exercisable may again be issued under the 1989 Plan.

ELIGIBILITY

     All employees, including officers and directors who are employees, of the Company or any corporation of which the Company owns 50% or more of its voting stock (a "Subsidiary"), are eligible to receive stock options, either ISOs or NSOs, or to receive or purchase stock on terms determined by the Compensation/ Option Committee under the 1989 Plan. All of the employees of the Company (approximately 8,400) are eligible for participation in the 1989 Plan. Consultants to and independent contractors of the Company or any Subsidiary are eligible to receive NSOs or to receive or purchase stock on terms determined by the Compensation/Option Committee. Additionally, employees, including officers or directors who are employees, of any corporation or company with which the Company has established a business relationship ("an Affiliate") and independent contractors and consultants of an Affiliate are eligible to receive NSOs or to receive or purchase stock on terms determined by the Compensation/Option Committee.

OPTION GRANTS

     ISOs granted under the 1989 Plan are required to have an option price of not less than the fair market value of the Company's Common Stock on the date of grant. NSOs will have an exercise price determined by the Compensation/Option Committee. The closing price per share of the Company's Common Stock as reported on the New York Stock Exchange on November 30, 1994, was $17.00. Options may be made exercisable at such time or times and on such terms as determined by the Compensation/Option Committee and provided in the option agreement entered into between the Company and the employee. ISOs must contain those terms necessary to qualify them as ISOs under the Code, including the requirement that the value of shares subject to one or more ISOs first exercisable in any calendar year does not exceed $100,000. Options may not be transferred except by will or the laws of descent and distribution. In no event may an option be exercised more than ten years after the date of grant.

     Shares purchased upon the exercise of an option must be paid for in full at the time of exercise in cash or, at the discretion of the Compensation/Option Committee, by (i) the surrender of previously held shares of the Company's Common Stock, which shares will be valued for such purpose at their fair market value on the date of exercise, (ii) delivery of optionee's promissory note with such recourse, interest, security, and redemption provisions as the Compensation/Option Committee in its discretion determines appropriate, (iii) delivery of an irrevocable direction to a securities broker to sell shares and deliver all or a portion of the proceeds to the Company in payment for the stock, or (iv) any combination of the foregoing.

TRANSFER OF STOCK

     The Compensation/Option Committee may transfer Common Stock to eligible individuals in connection with their performance of services for the Company, its Subsidiaries, or Affiliates. If Common Stock is sold or transferred subject to restrictions, the Compensation/Option Committee shall enter into an agreement with the recipient evidencing such restrictions.

AMENDMENT AND TERMINATION

     The Board of Directors may at any time amend, suspend, or discontinue the 1989 Plan, subject to the requirement that certain amendments be approved by the stockholders. If not terminated earlier by action of the Board of Directors, the 1989 Plan will terminate automatically on November 23, 1998.

FEDERAL INCOME TAX INFORMATION

     The following discussion of the federal income tax consequences of the ISOs and NSOs under the 1989 Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

     ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements.

     An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be added to an optionee's alternative minimum taxable income, which may subject an optionee to the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction at the time the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

     An optionee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction at the time of exercise in the amount recognized by the optionee as ordinary income. The Company is required to withhold the taxes to get the deduction for the exercise of the NSOs. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

AMENDED PLAN BENEFITS

     The Compensation/Option Committee has full discretion to determine the number and amount of options and stock awards to be granted to participants under the 1989 Plan, subject to an annual limitation of 500,000 shares available for the grant of options to any participant. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other employees are not presently determinable. Details on stock options granted during the last three years to the named executive officers are presented in the table entitled "Summary Compensation Table".

REQUIRED VOTES

     The approval of each amendment to the 1989 Plan requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE TANDEM COMPUTERS INCORPORATED 1989 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE 1989 PLAN AND FOR APPROVAL OF THE AMENDMENT TO CONFORM THE 1989 PLAN TO THE DEDUCTIBILITY REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE.

                                APPROVAL OF THE
                        SENIOR EXECUTIVE INCENTIVE PLAN

     In 1993, the Code was amended, effective for fiscal 1995, to place a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any tax year with respect to each of the Company's five highest paid executives. However, compensation paid under stockholder-approved "performance-based plans" is not subject to the deduction limit. To preserve the tax deduction for compensation paid to executive officers, the Company is requesting that stockholders consider and approve the Company's Senior Executive Incentive Plan (SEIP) at the Annual Meeting. Compensation paid under the SEIP is based on the objective financial performance of the Company. The Company maintains a similar plan for these and certain other employees of the Company, which includes both objective and subjective performance criteria.

PURPOSE

     The Senior Executive Incentive Plan (SEIP) is a cash incentive program designed to motivate and reward participants based on achievement of the Company's business objectives at the corporate and/or division level. Incentive payouts will vary based on selected financial measures, thereby allowing the Company to vary cash compensation based on the Company's performance. The incentive program supports the Company's philosophy of delivering total cash compensation that is competitive with other similarly performing companies within the Company's industry.

PARTICIPANTS

     The Chief Executive Officer and the Senior Vice Presidents are the participants in the SEIP.

INCENTIVE PAYOUT CRITERIA

     Incentive payout criteria are selected by the Compensation/Option Committee of the Board of Directors. These criteria consist of one or more of the following: profit, operating profit, earnings per share, divisional profit, divisional operating profit, revenue, revenue growth, expenses and headcount control; including or excluding subsidiary results and including or excluding nonrecurring items such as extraordinary financial events. For fiscal 1995, operating profit and divisional operating profit have generally been established as the payout criteria. Target compensation as a percentage of base pay is established for senior executives prior to the beginning of each fiscal year or at such later date as may be permitted under the Code or the regulations thereunder. The percentage of target compensation to be paid is determined by financial performance. In order for any payout to occur, a minimum financial performance must be achieved.

     If Company performance exceeds the pre-established financial measures, the incentive paid will be larger than the target. In no instance, however, will any annual incentive payment to a single executive be greater than $1,000,000.

     The payment of a given year's incentive is dependent upon the employee being employed on the last working day of the fiscal year.

REQUIRED VOTE

     The approval of the SEIP requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting. No bonuses will be paid under the SEIP unless it is approved by the stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SENIOR EXECUTIVE INCENTIVE PLAN.

                      RATIFICATION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young as the Company's independent auditors for the 1995 fiscal year effective November 15, 1994, subject to ratification by the stockholders. Representatives of Ernst & Young are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

REQUIRED VOTE

     The ratification of independent auditors requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Company's Board of Directors held eight meetings during the 1994 fiscal year. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve, except Mr. Robert
G. Stone, Jr., who was unable to attend certain meetings due to other commitments.

     The Board of Directors of the Company has appointed an Audit Committee, Nominating Committee, and Compensation/Option Committee of the Board.

     The current members of the Audit Committee are Messrs. Jack F. Bennett, Morton Collins, Franklin P. Johnson, Jr. and Thomas I. Unterberg. The Audit Committee held seven meetings during the 1994 fiscal year. Its functions are to monitor the effectiveness of the audit effort, to supervise the Company's financial and accounting organization and financial reporting, and to select a firm of certified public accountants whose duty it is to audit the books and accounts of the Company for the fiscal year for which they are appointed.

     The current members of the Nominating Committee are Messrs. Franklin P. Johnson, Jr., Thomas J. Perkins, Robert G. Stone, Jr. and Walter B. Wriston. The Nominating Committee held two meetings during the 1994 fiscal year. The Nominating Committee's function is to select nominees for election as directors. The Nominating Committee will consider nominees recommended by stockholders. Such recommendations should be submitted in writing to the Chairman of the Board in care of the Secretary of the Company at its address set forth on the front page of this Proxy Statement not less than 30 nor more than 60 days prior to any meeting of stockholders called for the election of directors. Each recommendation must include a statement setting forth information as to the proposed nominee as required under the Company's By-Laws.

     The current members of the Compensation/Option Committee are Messrs. Morton Collins, Thomas J. Perkins and Mrs. Vera Stephanie Shirley. Mr. James G. Treybig resigned as a member of the Compensation/ Option Committee effective November 12, 1994. The Compensation/Option Committee held eight meetings during the 1994 fiscal year. The Compensation/Option Committee's functions are to determine and supervise compensation to be paid to officers and directors of the Company and to supervise and manage the Company's Employee Stock Purchase Plan and stock option plans.

                             STOCKHOLDER PROPOSALS

     To be considered for presentation at the Annual Meeting of Stockholders to be held in 1996, a stockholder proposal must be received at the offices of the Company, 19333 Vallco Parkway, Cupertino, California 95014, not later than August 19, 1995.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

     Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

     By order of the Board of Directors,

                                          JOSEPHINE T. PARRY
                                          Secretary

PROXY

                         TANDEM COMPUTERS INCORPORATED

                     PROXY SOLICITED BY BOARD OF DIRECTORS
                      FOR ANNUAL MEETING JANUARY 24, 1995

    Thomas J. Perkins, James G. Treybig, and Robert C. Marshall, or any of them, each with the power of substitution, are hereby authorized to represent and vote as designated on the reverse side the shares of the undersigned at the Annual Meeting of Stockholders of Tandem Computers Incorporated to be held on Tuesday, January 24, 1995, or at any adjournment of the Annual Meeting.

    Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of directors and FOR items 2, 3, 4 and 5.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                See Reverse Side

/X/ Please mark votes as in this example.

PLEASE MARK, DATE, SIGN AND RETURN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2, 3, 4 AND 5.

1.  Election of Directors:

Nominees: Vera Stephanie Shirley, Robert G. Stone, Jr., James G. Treybig, Walter
B. Wriston

                           / / FOR      / / WITHHELD

/ / For all nominees except as specified below:

- --------------------------------------------------------------------------------

2. To amend the Tandem Computers Incorporated 1989 Stock Plan to increase the number of shares of Common Stock available for issuance under the 1989 Plan:

                   / / FOR      / / AGAINST      / / ABSTAIN

3. To conform the Tandem Computers Incorporated 1989 Stock Plan to the deductibility requirements of Section 162(m) of the Internal Revenue Code:

                   / / FOR      / / AGAINST      / / ABSTAIN

4.  To approve the Tandem Computers Incorporated Senior Executive Incentive
    Plan:

                   / / FOR      / / AGAINST      / / ABSTAIN

5. Ratification of the appointment of Ernst & Young as the Company's independent auditors for the current fiscal year:

                   / / FOR      / / AGAINST      / / ABSTAIN

6.  Upon any other matters which might properly come before the meeting.

/ / The shares represented by this proxy are not held in nominee name, and duplicate annual reports are being sent to the address listed. Please do not send annual reports to the account listed on this proxy.

                               / / MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT


Signature: ------------------------------------------------- Date ------------

Signature: ------------------------------------------------- Date ------------

Please sign exactly as your name appears on this proxy. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

PROXY

                         TANDEM COMPUTERS INCORPORATED

        PROXY SOLICITED BY TRUSTEE OF THE TANDEM COMPUTERS INCORPORATED
                         EMPLOYEE STOCK OWNERSHIP PLAN
                      FOR ANNUAL MEETING JANUARY 24, 1995

    The Trustee of the Tandem Computers Incorporated Employee Stock Ownership Plan is hereby authorized to represent and vote as designated on the reverse side of the shares of the undersigned that (i) have been allocated to the account of the undersigned or (ii) have not been allocated to the account of the undersigned but for which the undersigned is entitled to give voting direction, at the Annual Meeting of Stockholders of Tandem Computers Incorporated to be held on Tuesday, January 24, 1995, or at any adjournment of the Annual Meeting.

    Listed on the reverse of the card are the number of shares of Tandem Computers Incorporated Common Stock allocated to your account in the Tandem Computers Incorporated Employee Ownership Plan. You may direct the Trustee to vote such shares and your pro rata portion of the unallocated shares represented by this proxy at the Annual Meeting. If a vote is not specified, the Trustee shall vote your shares in the same proportion as the shares held in the Plan for which voting direction has been received.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                See Reverse Side

/X/ Please mark votes as in this example.

PLEASE MARK, DATE, SIGN AND RETURN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2, 3, 4 AND 5.

1.  Election of Directors:

Nominees: Vera Stephanie Shirley, Robert G. Stone, Jr., James G. Treybig, Walter
B. Wriston

                           / / FOR      / / WITHHELD

/ / For all nominees except as specified below:

- --------------------------------------------------------------------------------

2. To amend the Tandem Computers Incorporated 1989 Stock Plan to increase the number of shares of Common Stock available for issuance under the 1989 Plan:

                   / / FOR      / / AGAINST      / / ABSTAIN

3. To conform the Tandem Computers Incorporated 1989 Stock Plan to the deductibility requirements of Section 162(m) of the Internal Revenue Code:

                   / / FOR      / / AGAINST      / / ABSTAIN

4.  To approve the Tandem Computers Incorporated Senior Executive Incentive
    Plan:

                   / / FOR      / / AGAINST      / / ABSTAIN

5. Ratification of the appointment of Ernst & Young as the Company's independent auditors for the current fiscal year:

                   / / FOR      / / AGAINST      / / ABSTAIN

6.  Upon any other matters which might properly come before the meeting.

/ / The shares represented by this proxy are not held in nominee name, and duplicate annual reports are being sent to the address listed. Please do not send annual reports to the account listed on this proxy.

                               / / MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Signature: ------------------------------------------------- Date ------------

Signature: ------------------------------------------------- Date ------------

Please sign exactly as your name appears on this proxy. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.